EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aeterna Zentaris Inc. of our report dated March 27, 2018 relating to the consolidated financial statements of Aeterna Zentaris Inc., which appears in Aeterna Zentaris Inc.’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP(1)

Québec, Quebec, Canada
May 8, 2018

(1) CPA auditor, CA, public accountancy permit No. A121191

PricewaterhouseCoopers LLP/s.r.1./s.e.n.c.r.l.

Place de la Cité, Tour Cominar, 2640 Laurier Boulevard, Suite 1700, Québec, Quebec, Canada G1V 5C2

T: +1 418 522 7001, F:+1 418 522 5663, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.1./s.e.n.c.r.l., an Ontario limited liability partnership.